Exhibit 99.1

ICON LEASING FUND

TWELVE, LLC

ANNUAL

PORTFOLIO OVERVIEW

2011

LETTER FROM THE CEOs	As of May 16, 2012

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the year ended December 31, 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2011, Fund Twelve was in its operating period and had invested $337,492,793 of capital in $705,151,0551 worth of business-essential equipment and corporate infrastructure.  We invested $14,601,427 of total equity in 20112.

During the fourth quarter of 2011, Fund Twelve, through a 25% interest in a joint venture, made a term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) that is secured by all of Jurong’s assets, which include, among other collateral, all equipment, plant and machinery associated with a new condensate splitter and aromatics complex.

On November 30, 2011, at the expiration of the leases and in accordance with their terms, we sold telecommunications equipment subject to leases with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing.  We initially invested approximately $21,294,000 to purchase the equipment, and, during the term of these investments, we collected approximately $28,623,000 in rental and sale proceeds.

On December 30, 2011, we sold the mining equipment subject to lease with American Energy Corporation and The Ohio Valley Coal Company to the lessees.  We initially invested approximately $3,196,000 to purchase the equipment, and, during the term of this investment, we collected approximately $4,432,000 in rental and sale proceeds.

On December 31, 2011 and January 4, 2012, we, through a joint venture owned 93.67% by us, sold part of the machining and metal working equipment on lease to subsidiaries of MW Universal, Inc. (“MWU”) which satisfied all of their lease obligations.  We initially invested $18,990,000 to purchase the equipment.  In September 2010, we received an interest in additional equipment in connection with the formation of a joint venture, which you can read about in further detail in the portfolio overview that follows this letter.  Through December 31, 2011, we collected approximately $17,065,000 in rental and sale proceeds.  The remaining equipment is currently subject to lease with a subsidiary of MWU.

We believe that there will continue to be many opportunities to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Twelve’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Twelve, LLC

2011 Annual Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Annual Portfolio Overview for 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced in May 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On December 30, 2011, we sold the mining equipment subject to lease with American Energy Corporation and The Ohio Valley Coal Company (collectively, “Murray”) to Murray.  We initially invested approximately $3,196,000 to purchase the equipment, and, during the term of this investment, we collected approximately $4,432,000 in rental and sale proceeds.

•
In 2007, we entered into various lease financing arrangements with subsidiaries of MW Universal, Inc. (“MWU”).  We invested $18,990,000 to purchase machining and metal working equipment subject to lease with MW Crow, Inc. (“Crow”) and LC Manufacturing, LLC (“LCM”).  In September 2010, a joint venture was formed to, among other reasons, manage the remaining MWU investments and we assigned our interest in Crow and LCM to the joint venture in exchange for a 93.67% interest. Our joint venture partner assigned its interest in, among other things, equipment that was subject to leases with MW Scott, Inc. (“Scott”), AMI Manchester, LLC (“AMI”), and MW General, Inc. (“General”).  On December 31, 2011 and January 4, 2012, the joint venture sold part of the equipment on lease to Crow, Scott, AMI, and General which satisfied all of their lease obligations. Through December 31, 2011, we collected approximately $17,065,000 in rental and sale proceeds. The remaining equipment is currently subject to lease with LCM.

•
On February 3, 2012, we participated in a $37,000,000 loan facility (the “Revstone Term Loan”) by making a $13,593,750 loan to subsidiaries of Revstone Transportation, LLC (collectively, the “Revstone Borrowers”).  The Revstone Term Loan is secured by, among other things, a first priority security interest on all of the Revstone Borrowers’ manufacturing equipment and related collateral valued in excess of $69,000,000, a pledge of the equity of Revstone Transportation, LLC, the Revstone Borrowers and other affiliates, and a mortgage on certain real property.  The Revstone Term Loan bears interest at 15% per year and is payable monthly in arrears for a period of sixty months beginning on March 1, 2012.  On April 2, 2012, we made a capital expenditure loan (the “CapEx Loan”) to the Revstone Borrowers in the amount of approximately $223,000.  The CapEx Loan is secured by a first priority security interest on the machining equipment purchased with the proceeds from the CapEx Loan, as well as a second priority security interest in the Revstone Term Loan collateral.  The CapEx Loan bears interest at rates between 15% and 17% per year and is payable monthly in arrears for a period of sixty months beginning on May 1, 2012. All of the Revstone Borrowers’ obligations under the Revstone Term Loan and the CapEx Loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

•
On February 29, 2012, we participated in a $42,754,960 loan facility by making a $2,000,000 term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in  collateral valued in excess of $185,000,000, which includes, among other things, all of VAS’s existing and hereafter acquired assets, including aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at a rate between 12% and 14.5% per year calculated on a quarterly basis and is payable through October 6, 2014.  VAS’s obligations under the loan are guaranteed by its parent company, VAS Aero Holdings, Inc., and certain affiliates.

•
On March 30, 2012, at the expiration of the leases and in accordance with their terms, we sold telecommunications equipment subject to leases with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing.  In connection with the sales, we satisfied our non-recourse debt obligation, secured by the telecommunications equipment, with CapitalSource Bank. We initially invested approximately $3,859,000 to purchase the equipment, and, during the term of these investments, we collected approximately $4,714,000 in rental and sale proceeds.

•
On May 2, 2012, the term loans to affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”) were satisfied in full prior to their maturity dates. Our initial aggregate investment was approximately $24,525,000 and, during the term of these investments, we collected approximately $32,660,000 in loan proceeds.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of December 31, 2011, our portfolio consisted primarily of the following investments.

•
A 25% interest in two Aframax tankers, Eagle Otome and Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, Eagle Virginia and Eagle Vermont (the “VLCCs”). The Tankers were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan and are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The VLCCs were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan and are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.

•
We participated in a $96,000,000 loan facility by making second priority term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the aggregate amount of $9,600,000.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, Shah Deniz and Absheron.  The loans bear interest at 15.25% per year and mature seventy-two months from the delivery date of each vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

•
Telecommunications equipment that was subject to leases with Global Crossing.  We paid approximately $3,975,000 for the equipment and the leases expired in March 2012.  The future receivables related to the leases with Global Crossing were financed by entering into a loan agreement with CapitalSource Bank in the amount of approximately $12,449,000.  The loan accrued interest at 9% per year and, as discussed above, was satisfied in March 2012.

•
A product tanker vessel, the Ocean Princess, that was purchased from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  The Ocean Princess is subject to a sixty month bareboat charter with Lily Shipping.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

•
Information technology equipment that is subject to lease with Broadview Networks Holdings, Inc. and Broadview Networks Inc.  We paid approximately $5,025,000 for the equipment and the leases are set to expire between July 31, 2014 and March 31, 2015.

•
We participated in a $171,050,000 loan facility by making a $5,031,000 secured term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”).  The facility is part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan bears interest at rates ranging from 12.50% to 15% per year and matures in January 2021. The loan is secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.

•
We participated in a £24,800,000 loan facility by making a £3,190,000 second priority term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”).  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries.  The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

•
The pipelay barge, the Leighton Faulkner, that was purchased from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  The purchase price consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt and $7,000,000 of subordinated seller’s credit.  The Leighton Faulkner is subject to a ninety-six month bareboat charter that commenced on January 5, 2010.  The loan has a term of sixty months, with an option to extend for another thirty-six months.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.

•
A 49.54% interest in eight Ariel gas compressors (the “Compressors”) that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.  On September 14, 2011, the future receivables related to the leases with Atlas were financed by entering into a loan agreement with Wells Fargo Equipment Finance, Inc. in the amount of approximately $10,628,000. The loan bears interest at 4.08% per year and matures on September 1, 2013.

•
A saturation diving system that was purchased from Swiber Engineering Ltd. (“Swiber”) for $10,000,000.  The purchase price was comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  The diving system is subject to a sixty month lease with Swiber Offshore Construction Pte. Ltd. that is scheduled to expire on June 30, 2014.  All of the lessee’s obligations are guaranteed by its parent company, Swiber Holdings Limited.

•
A 300-man accommodation and work barge, the Swiber Victorious, equipped with a 300-ton pedestal mounted offshore crane, which was purchased for $42,500,000.  The purchase price was comprised of (i) $19,125,000 in cash, (ii) an $18,375,000 contribution-in-kind by Swiber, and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable. The barge is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. that commenced on March 24, 2009.

•
We participated in a $20,000,000 loan facility by making an $11,000,000 first priority secured term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”).  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loan bears interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

•
Two Aframax product tankers, the Eagle Auriga and the Eagle Centaurus, that were purchased from Aframax Tanker I AS for a total of $82,500,000.  The purchase price was comprised of $27,500,000 in cash and $55,000,000 in non-recourse loans. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET that expire in November 2013.

•
A 64.30% interest in the Eagle Carina, an Aframax product tanker, which was purchased for $39,010,000.  The purchase price was comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

•
A 64.30% interest in the Eagle Corona, an Aframax product tanker, which was purchased for $41,270,000.  The purchase price was comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

•
We participated in an $8,000,000 loan facility by making a $3,200,000 term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of forty-eight months.

•
A 45% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires on September 30, 2013.

•
We made term loans to affiliates of Northern Leasing in the aggregate amount of approximately $24,525,000.  The loans were secured by various pools of leases for point of sale equipment and a limited guaranty from Northern Leasing of up to 10% of each loan amount.  The loans accrued interest at rates ranging from 9.47% to 18% per year, were scheduled to mature at various dates through November 2013, and, as discussed above, were satisfied prior to their maturity dates.

•
An accommodation and work barge, Leighton Mynx, and the pipelay barges, Leighton Stealth and Leighton Eclipse, which were purchased from Leighton Offshore Pte. Ltd. (“Leighton”) for the aggregate amount of $133,000,000, which consisted of $6,200,000 in cash and $126,800,000 in non-recourse loans.  The loans included $79,800,000 of senior debt and $47,000,000 of subordinated seller’s credit. The Leighton Mynx, Leighton Stealth, and Leighton Eclipse are each subject to ninety-six month bareboat charters with Leighton. The Leighton Mynx was upgraded by installing a helicopter deck, crane, and accommodation unit for $20,000,000. The upgrades were financed with $2,000,000 in cash and $18,000,000 in non-recourse loans, which includes $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt.  The Leighton Mynx also installed a Manitowoc crawler crane for $3,500,000.  The installation of the crane was financed with $1,050,000 in cash and $2,450,000 in a non-recourse loan.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

•
A Bucyrus Erie model 1570 Dragline (the “Dragline”) that was purchased for approximately $12,461,000.  The Dragline is subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  On December 7, 2010, Sealynx filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  On May 16, 2011, we entered into an agreement to sell the equipment leased to Sealynx for €3,000,000. The purchase price will be paid in three installments and will accrue interest at an annual rate of 5.5%. We will retain title to the equipment until the final payment is received on or before June 1, 2013.

•
Fourteen 2009 MCI D4505 passenger buses that were purchased for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that commenced on April 1, 2009.  The obligations of CUSA under the lease are guaranteed by Coach.  On December 11, 2009, we borrowed approximately $3,207,000 from Wells Fargo Equipment Finance, Inc. (“Wells Fargo”) pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the buses.  The loan is payable monthly for a period of thirty-eight months, beginning on January 1, 2010 and bears interest at 7.5% per year.  On January 3, 2012, CUSA and its parent-company, Coach Am Group Holdings Corp., commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court. As of March 31, 2012, CUSA has made substantially all of its lease payments. On January 20, 2012, we satisfied our non-recourse debt obligation, secured by fourteen passenger buses, with Wells Fargo for approximately $1,192,000.

•
A 93.67% interest in a joint venture that owns machining and metal working equipment subject to lease with LCM.  Prior to forming the joint venture, we purchased the equipment subject to lease with LCM for $14,890,000.  The lease expires on December 31, 2012.

•
A 55% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $15,729,000, of which we paid approximately $8,651,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including us. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live, but do not currently anticipate being able to collect on such judgments.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  On March 7, 2012, one of the creditors in the Illinois State Court proceedings won a summary judgment motion filed against us which dismissed our claim to the proceeds resulting from the sale of the EAR equipment. The basis of the court’s decision centered on the fact that we were made whole from the foreclosure of the property in Wyoming.  We are currently appealing this decision. At this time, it is not possible to determine the likelihood of success on the appeal.

•
We participated in an approximately $150,000,000 loan facility by making a $9,750,000 term loan to Northern Crane Services Inc. (“Northern Crane”).  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries.  The loan bears interest at 15.75% per year for a period of fifty-four months beginning on October 1, 2010.  All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
Two handy-size container vessels, Arabian Express and Aegean Express, which were purchased for the aggregate amount of $51,000,000 from the Vroon Group B.V. (“Vroon”).  The purchase price consisted of a cash payment of approximately $12,300,000 and non-recourse loans in the amount of approximately $38,700,000.  The container vessels are each subject to seventy-two month bareboat charters with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations under the respective bareboat charters are guaranteed by Vroon.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $10,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend.  The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year.  In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility. At December 31, 2011, there were no obligations outstanding under the Facility.  On March 22, 2012, the Fund borrowed $1,200,000 under the Facility.  On May 3, 2012, the Fund repaid $1,200,000, which satisfied its outstanding loan balance under the Facility.

10% Status Report

As of December 31, 2011, the Leighton Eclipse was the only investment that individually constituted at least 10% of the aggregate purchase price of our investment portfolio.  The Leighton Eclipse is scheduled to remain on bareboat charter during the 2012 calendar year.

As of December 31, 2011, the Leighton Eclipse had sixty-nine monthly payments remaining.  To the best of our Manager’s knowledge, the barge remains seaworthy, is maintained in accordance with commercial marine standards and with applicable laws and the regulations of the governing shipping registry as required under the bareboat charter.

Distribution Analysis

During the year ended December 31, 2011, we made monthly distributions at a rate of 9.65% per year.  From the inception of the offering period, we have made 56 cash distributions to our members.  During the year ended December 31, 2011, we paid our members $33,984,635 in cash distributions.  As of December 31, 2011, a $10,000 investment made at the initial closing would have received $4,369 in cumulative distributions.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2011	$33,984,635	$-	$-	$-	$33,984,635

Additional Disclosure

As of December 31, 2011, the Fund maintained a leverage ratio of 0.97:11.  During the fourth quarter of 2011, we collected 99.73%2 of all scheduled receivables, with the uncollected receivables relating to our investments with affiliates of Northern Leasing, all of which were subsequently collected.

Transactions with Related Parties

We entered into certain agreements with our Manager and with and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed, or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  During the first quarter of 2012, we paid our Manager acquisition fees in the aggregate amount of approximately $958,000.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $339,752, $339,880 and $318,725 for the years ended December 31, 2011, 2010 and 2009, respectively. Our Manager’s interest in our net income for the years ended December 31, 2011, 2010 and 2009 was $29,538, $118,755 and $138,589, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Years Ended December 31,
Entity	Capacity	Description	2011	2010	2009
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$-	$-	$372,809
ICON Securities Corp.	Dealer-Manager	Underwriting fees (1)	-	-	1,441,563
ICON Capital Corp.	Manager	Acquisition fees (2)	2,585,188	3,849,400	7,669,642
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	2,795,143	3,184,449	3,594,400
ICON Capital Corp.	Manager	Management fees (3)	4,812,299	4,302,374	3,390,239
Total			$10,192,630	$11,336,223	$16,468,653

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(3) Amount charged directly to operations.

At December 31, 2011 and 2010, we had a payable due to our Manager of $109,356 and $319,479, respectively, primarily related to administrative expense reimbursements. Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

1 Pursuant to the Fund’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of January 25, 2012.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail above.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2011	2010

Current assets:
Cash and cash equivalents	$26,317,435	$29,219,287
Current portion of notes receivable	10,101,702	16,178,391
Current portion of net investment in finance leases	17,422,138	23,535,746
Other current assets	3,085,831	5,799,192

Total current assets	56,927,106	74,732,616

Non-current assets:
Notes receivable, less current portion	26,563,447	47,769,013
Net investment in finance leases, less current portion	148,501,603	154,953,990
Leased equipment at cost (less accumulated depreciation of
$82,423,653 and $76,473,310, respectively)	225,115,559	301,715,924
Investment in joint ventures	14,282,121	3,864,617
Other non-current assets, net	11,271,291	10,458,527

Total non-current assets	425,734,021	518,762,071

Total Assets	$482,661,127	$593,494,687

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$48,748,203	$56,271,731
Derivative instruments	5,606,662	7,481,194
Deferred revenue	4,149,418	6,308,218
Due to Manager and affiliates	109,356	319,479
Accrued expenses and other current liabilities	2,690,423	2,899,041

Total current liabilities	61,304,062	73,279,663

Non-current liabilities:
Non-recourse long-term debt, less current portion	120,578,143	156,239,574
Other non-current liabilities	55,175,810	53,259,853

Total non-current liabilities	175,753,953	209,499,427

Total Liabilities	237,058,015	282,779,090

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	225,720,481	256,441,129
Manager	(833,141)	(522,927)
Accumulated other comprehensive loss	(6,316,067)	(7,989,946)

Total Members' Equity	218,571,273	247,928,256

Noncontrolling Interests	27,031,839	62,787,341

Total Equity	245,603,112	310,715,597

Total Liabilities and Equity	$482,661,127	$593,494,687

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010	2009

Revenue:
Finance income	$21,683,823	$24,317,994	$16,675,275
Rental income	54,240,376	61,086,036	59,604,472
(Loss) income from investment in joint ventures	(1,224,469)	626,726	573,040
Gain on settlement of interfund agreement	-	1,056,555	-
Gain on prepayment of note receivable	-	1,082,257	-
Gain on sale of assets, net	1,082,177	224,045	-

Total revenue	75,781,907	88,393,613	76,852,787

Expenses:
Management fees - Manager	4,812,299	4,302,374	3,390,239
Administrative expense reimbursements - Manager	2,795,143	3,184,449	3,594,400
General and administrative	2,740,019	2,429,136	2,276,211
Interest	14,799,661	16,888,836	11,616,105
Depreciation	30,010,953	33,588,592	32,869,210
Bad debt expense	674,000	4,409,062	572,721
Impairment loss	23,016,556	5,648,959	3,429,316
Vessel operating expense	1,444,183	-	-
(Gain) loss on financial instruments	(756,451)	247,772	25,642

Total expenses	79,536,363	70,699,180	57,773,844

Net (loss) income	(3,754,456)	17,694,433	19,078,943

Less: Net loss (income) attributable to noncontrolling interests	6,708,229	(5,818,968)	(5,220,027)

Net income attributable to Fund Twelve	$2,953,773	$11,875,465	$13,858,916

Net income attributable to Fund Twelve allocable to:
Additional Members	$2,924,235	$11,756,710	$13,720,327
Manager	29,538	118,755	138,589

	$2,953,773	$11,875,465	$13,858,916

Weighted average number of additional shares of
limited liability company interests outstanding	348,650	348,679	333,979

Net income attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$8.39	$33.72	$41.08

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2008	273,989	$229,360,768	$(121,406)	$(5,751,632)	$223,487,730	$40,104,742	$263,592,472

Comprehensive income:
Net income	-	13,720,327	138,589	-	13,858,916	5,220,027	19,078,943
Change in valuation of
derivative instruments	-	-	-	555,127	555,127	231,872	786,999
Currency translation adjustment	-	-	-	172,396	172,396	-	172,396
Total comprehensive income					14,586,439	5,451,899	20,038,338
Proceeds from issuance of additional shares
of limited liability company interests	74,837	74,561,816	-	-	74,561,816	-	74,561,816
Sales and offering expenses	-	(7,580,626)	-	-	(7,580,626)	-	(7,580,626)
Cash distributions	-	(31,554,863)	(318,725)	-	(31,873,588)	(13,458,787)	(45,332,375)
Shares of limited liability company interests repurchased	(117)	(102,056)	-	-	(102,056)	-	(102,056)
Investments in joint ventures by noncontrolling interests	-	-	-	-	-	36,457,656	36,457,656

Balance, December 31, 2009	348,709	278,405,366	(301,542)	(5,024,109)	273,079,715	68,555,510	341,635,225

Comprehensive income:
Net income	-	11,756,710	118,755	-	11,875,465	5,818,968	17,694,433
Change in valuation of
derivative instruments	-	-	-	(2,233,508)	(2,233,508)	47,876	(2,185,632)
Currency translation adjustment	-	-	-	(732,329)	(732,329)	-	(732,329)
Total comprehensive income					8,909,628	5,866,844	14,776,472
Cash distributions	-	(33,648,098)	(339,880)	-	(33,987,978)	(15,576,612)	(49,564,590)
Shares of limited liability company interests repurchased	(59)	(47,129)	-	-	(47,129)	-	(47,129)
Investments in joint ventures by noncontrolling interests	-	(25,720)	(260)	-	(25,980)	3,941,599	3,915,619

Balance, December 31, 2010	348,650	256,441,129	(522,927)	(7,989,946)	247,928,256	62,787,341	310,715,597

Comprehensive income (loss):
Net income (loss)	-	2,924,235	29,538	-	2,953,773	(6,708,229)	(3,754,456)
Change in valuation of
derivative instruments	-	-	-	1,651,210	1,651,210	191,673	1,842,883
Currency translation adjustment	-	-	-	22,669	22,669	-	22,669
Total comprehensive income (loss)					4,627,652	(6,516,556)	(1,888,904)
Cash distributions	-	(33,644,883)	(339,752)	-	(33,984,635)	(12,169,963)	(46,154,598)
Deconsolidation of noncontrolling interests in
joint ventures	-	-	-	-	-	(17,068,983)	(17,068,983)

Balance, December 31, 2011	348,650	$225,720,481	$(833,141)	$(6,316,067)	$218,571,273	$27,031,839	$245,603,112

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009

Cash flows from operating activities:
Net (loss) income	$(3,754,456)	$17,694,433	$19,078,943
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	(15,121,915)	(12,609,822)	(5,659,523)
Rental income paid directly to lenders by lessees	(33,629,325)	(37,274,684)	(36,136,272)
Loss (income) from investment in joint ventures	1,224,469	(626,726)	(573,040)
Depreciation	30,010,953	33,588,592	32,869,210
Interest expense on non-recourse financing paid directly
to lenders by lessees	4,425,125	6,135,867	7,422,605
Interest expense from amortization of debt financing costs	1,132,390	1,251,909	959,712
Accretion of seller's credit and other	2,179,569	2,261,077	756,948
Impairment loss	23,016,556	5,648,959	3,429,316
Bad debt expense	674,000	4,409,062	572,721
Gain on settlement of interfund agreement	-	(1,056,555)	-
Gain on prepayment of note receivable	-	(1,082,257)	-
Gain on sale of assets, net	(1,082,177)	(224,045)	-
(Gain) loss on financial instruments	(756,451)	247,772	25,642
Changes in operating assets and liabilities:
Collection of finance leases	36,343,605	32,015,785	15,788,477
Other assets, net	(703,477)	(3,440,810)	(10,051,357)
Accrued expenses and other current liabilities	(422,621)	(1,926,815)	(692,743)
Deferred revenue	(1,319,779)	348,207	1,555,428
Due to/from Manager and affiliates, net	(173,137)	679,209	62,750
Distributions from joint venture	586,128	626,726	573,040

Net cash provided by operating activities	42,629,457	46,665,884	29,981,857

Cash flows from investing activities:
Purchase of equipment	(2,012,552)	(8,701,948)	(69,304,587)
Proceeds from sale of equipment	17,509,575	2,962,240	-
Investment in joint ventures	(18,505,743)	-	-
Distributions received from joint ventures in excess of profits	6,277,642	745,027	765,255
Restricted cash	(746,966)	(921,979)	(1,071,816)
Investment in notes receivable	-	(24,445,400)	(39,572,011)
Repayment on notes receivable	9,721,990	37,591,074	19,018,668

Net cash provided by (used in) investing activities	12,243,946	7,229,014	(90,164,491)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	10,628,119	12,448,656	3,205,167
Repayments of non-recourse long-term debt	(22,108,838)	(17,439,876)	(1,740,000)
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	-	-	66,981,190
Repurchase of limited liability company interests	-	(47,129)	(102,056)
Investment in joint ventures by noncontrolling interests	-	2,864,417	18,807,296
Distributions to noncontrolling interests	(12,169,963)	(15,576,612)	(13,458,787)
Cash distributions to members	(33,984,635)	(33,987,978)	(31,873,588)

Net cash (used in) provided by financing activities	(57,635,317)	(51,738,522)	41,819,222

Effects of exchange rates on cash and cash equivalents	(139,938)	(12,148)	30,093

Net (decrease) increase in cash and cash equivalents	(2,901,852)	2,144,228	(18,333,319)

Cash and cash equivalents, beginning of year	29,219,287	27,075,059	45,408,378

Cash and cash equivalents, end of year	$26,317,435	$29,219,287	$27,075,059

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$6,119,129	$7,254,306	$1,723,285

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$33,629,325	$37,274,684	$36,136,272

Exchange of equity interests in three consolidated joint ventures for the
proportionate share of certain notes receivable	$17,068,983	$-	$-

Reclassification of net assets from leased equipment at cost to net
investment in finance lease	$9,815,569	$-	$-

Proceeds from sale of equipment paid directly to lender in settlement of non-recourse debt	$1,767,409	-	-

Equipment purchased with non-recourse long-term debt paid directly by lender	$-	$28,450,000	$85,300,000

Equipment purchased with subordinated financing provided by seller	$-	$11,000,000	$58,300,000

Investment in joint venture by noncontrolling interest	$-	$1,051,201	$18,381,998

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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